EXHIBIT 24
POWER OF ATTORNEY
We, the undersigned directors of the Registrant, hereby severally constitute and appoint Rick Green our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of an amended registration statement on Form S-8 in connection with the Southwest Bancorp, Inc. 1999 Stock Option Plan, as amended, including specifically, but not limited to, power and authority to sign for us in our names in our capacities as directors the registration statement and any all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said person and/or persons shall do or cause to be done by virtue thereof.

/s/ Jim Berry	June 28, 2007
Jim Berry, Director

/s/ Tom D. Berry	June 28, 2007
Tom D. Berry, Director

/s/ Joe Berry Cannon	June 28, 2007
Joe Berry Cannon, Director

/s/ John Cohlmia	June 28, 2007
John Cohlmia, Director

/s/ David S. Crockett Jr.	June 28, 2007
David S. Crockett Jr., Director

/s/ J. Berry Harrison	June 28, 2007
J. Berry Harrison, Director

James M. Johnson	June 28, 2007
James M. Johnson, Director

David P. Lambert	June 28, 2007
David P. Lambert, Director

/s/ Linford R. Pitts	June 28, 2007
Linford R. Pitts, Director

/s/ Robert B. Rodgers	June 28, 2007
Robert B. Rodgers, Director

/s/ Russell W. Teubner	June 28, 2007
Russell W. Teubner, Director